                                                                    Exhibit 12.1


                                 NEW WORLD PASTA

                 STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
                            TO COMBINED FIXED CHARGES
                             (dollars in thousands)



                                                1995            1996           1997           1998           1999
                                                ----            ----           ----           ----           ----
Earnings before income taxes...............     31,625         31,144         41,720         41,868           3,234
Interest expense...........................       --             --             --             --            26,325
                                             ----------     -----------    -----------    -----------     ----------
                                                31,625         31,144         41,720         41,868          29,559
                                             ==========     ===========    ===========    ===========     ==========

Interest expense...........................       --             --             --             --            26,325
Dividends on preferred stock...............       --             --             --             --            12,611
                                             ----------     -----------    -----------    -----------     ----------
                                                  --             --             --             --            38,936
                                             ==========     ===========    ===========    ===========     ==========

Ratio of Earnings to Combined
    Fixed Charges..........................    N/A*            N/A*           N/A*           N/A*          .76 (1)

* Historically, New World Pasta has not incurred indebtedness or related interest expense as a division of Hershey Foods Corporation.

(1) Combined fixed changes exceed earnings before income taxes for the year ended December 31, 1999 by $9,377,000.